Exhibit 32.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                      AND CHIEF FINANCIAL OFFICER PURSUANT
                TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C ss. 1350, as adopted), James A.D. Smith, President and Chief Executive Officer of Genelabs Technologies, Inc. (the "Company"), and Matthew M. Loar, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

         1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2005, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: November 8, 2005


/S/ JAMES A.D. SMITH                               /S/ MATTHEW M. LOAR
-------------------------------------              --------------------------
James A.D. Smith                                   Matthew M. Loar
President and Chief Executive Officer              Chief Financial Officer